CERTIFICATE OF DESIGNATION, NUMBER, POWERS
                     PREFERENCES AND RELATIVE, PARTICIPATING
                   OPTIONAL, AND OTHER SPECIAL RIGHTS AND THE
                 QUALIFICATIONS, LIMITATIONS, RESTRICTIONS, AND
                     OTHER DISTINGUISHING CHARACTERISTICS OF
                            SERIES A PREFERRED STOCK
                                       OF
                     INNOVATIVE SOFTWARE TECHNOLOGIES, INC.


It is hereby certified that:

         1. The name of the corporation (hereinafter called the "Corporation) is Innovative Software Technologies, Inc.

         2. The  certificate  of  incorporation  of the  Corporation  authorizes issuance of 25,000,000 shares of Preferred Stock with a par value to be determined by the Board of Directors and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued.

         3. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series A issue of Preferred Stock:

RESOLVED, that one million five hundred thousand (1,500,000) shares of the Preferred Stock (par value $.001 per share) are authorized to be issued by this Corporation pursuant to its certificate of incorporation, and that there be and hereby is authorized and created a series of preferred stock, hereby designed as the Series A Preferred Stock, which shall have the voting powers, designations, preferences and relative participating, optional or other rights, if any, or the qualifications, limitations, or restrictions, set forth in such certificate of incorporation and in addition thereto, those following:

(a) DESIGNATION. The Preferred Stock subject hereof shall be designated Series A Preferred Stock ("Series A Preferred"). No other shares of Preferred Stock shall be designated as Series A Preferred stock.

(b) DIVIDENDS. The holders of the shares of Series A Preferred shall be entitled to receive dividends at the rate of 4% per annum of the liquidation preference per share payable yearly in fully paid and non-assessable shares of the Corporation's common stock. The number of shares of common stock to be distributed as a dividend will be

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         calculated  by dividing  such payment by 95% of the Market Price on the first trading day after January 1 of each year. The term "Market Price" means, as of any date, the average of the daily closing price for the five consecutive trading days ending on such date. Delivery of such shares of common stock shall be made not later than January 15 of each year. The closing price for each day shall be the last sales price or in case no such reported sales take place on such day, the average of the last reported bid and asked and asked price, in either case, on the national securities exchange on which the shares of common stock are admitted to trading or listed, or if not listed or admitted to trading on such exchange, the representative closing bid price as reported by the NASDAQ National Market, or other similar organization if the NASDAQ National Market is no longer reporting such information, the OTC
         Bulletin Board, or if not so available, the fair market price as determined, in good faith, by the Board of Directors of the Company.

         No dividends may be declared or paid any other outstanding Corporation securities unless all dividends on the Series A Preferred and any other shares of Preferred Stock on a parity with the Series A Preferred have been declared and paid in full through the immediately preceding dividend date. The holders of the Series A Preferred at the close of business on January 1 of each year will be entitled to receive the dividend on the dividend payment date.

(c) CONVERSION. The Series A Preferred shall, at the option of the holder thereof, at any time and from time to time, be convertible into that number of fully paid and non-assessable shares of the common stock of the Corporation, equal to the par value of the shares of Series A Preferred Stock being converted plus accrued but unpaid dividends, divided by 95% of the Market Price (as that term is defined above) of the Corporation's common stock at the time of conversion. Subject to the provisions of (d) and (e), below, in no event shall the holders of the Class A Preferred Stock be entitled to receive more than 3,000,000 shares of common stock upon conversion of the Series A Preferred Stock. The conversion right of the holders of Series A Preferred Stock shall be exercised by the surrender of the certificates representing shares to be converted to the Corporation or its transfer agent for the Series A Preferred, accompanied by written notice electing conversion. Immediately prior to the close of business on the date the Corporation receives written notice of conversion, each converting holder of Series

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         A Preferred  shall be deemed to be the holder of record of common stock
         issuable  upon   conversion   of  such  holder's   Series  A  Preferred
         notwithstanding that the share register of the Corporation shall then be closed or that certificates representing such common stock shall not then be actually delivered to such person. When shares of Series A Preferred are converted, all accumulated and unpaid dividends (whether or not declared or currently payable) on the Series A Preferred so converted, to and not including the conversion date, shall be due and payable. The conversion price shall be subject to adjustment if any of the events described in the next paragraph of this paragraph ( c ) occurs. The adjustment will be accomplished from time to time as described in the following paragraph.

(d)      ADJUSTMENTS   TO   CONVERSION   PRICE  FOR  STOCK   DIVIDENDS  AND  FOR
         COMBINATIONS OR SUBDIVISIONS OF COMMON STOCK. In the event that the Corporation at any time or from time to time after the date of the filing of this Certificate shall declare or pay, without consideration, any dividend on the common stock or in any right to acquire common stock for no consideration, or shall effect a subdivision of the outstanding shares of common stock into a greater number of shares of common stock (by stock split, reclassification or otherwise than by payment of a dividend in common stock or in any right to acquire common stock), or in the event the outstanding shares of common stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of common stock, then the Market Price, before such event used to calculate dividends and the conversion rate, shall be proportionately decreased or increased, as appropriate. In the event that this Corporation shall declare or pay, without consideration, any dividend on the common stock payable in any right to acquire common stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in common stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire common stock.

(e) ADJUSTMENTS FOR RECLASSIFICATION AND REORGANIZATION. If the common stock issuable upon conversion of the Series A Preferred shall be changed into the same or different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in ((d)) above), the Market Price shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A

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         Preferred shall be convertible into, in lieu of the number of shares of common stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of common stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred immediately before that change.

(f) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If at any time or from time to time after the date of this Certificate, there is a capital reorganization of the common stock (other than as subdivision, combination or reclassification of shares provided for in ((d)) and ((e)), above), as a part of such capital reorganization, provision shall be made so that the holders of the Series A Preferred shall thereafter be entitled to receive upon conversion of the Series A Preferred the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of common stock deliverable upon conversion would have been entitled on such capital reorganization. In any case, appropriate adjustment shall be made in the application of the provisions of (b), (c) and (f) with respect to the rights of the holders of Series A Preferred after the capital reorganization to the end that the provisions of (b), (c) and
         (f) (including adjustment of the Market Price then in effect and the number of shares issuable upon conversions of the Series A Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

(g) NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out all the provisions of this Certificate and in the taking of all such action as may be necessary or appropriate in order to protect the dividend and conversion rights of the holders of the Series A Preferred against impairment.

(h) CERTIFICATES AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Market Price pursuant to this Certificate, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred a certificate executed by the Corporation's president or Chief Financial Officer setting forth

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

         such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments.

(i) ISSUE TAXES. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of common stock on conversion of Series A Preferred pursuant hereto; provided, however, that the Corporation shall no be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(j) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred, such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred; and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

(k) FRACTIONAL SHARES. No fractional share shall be issued upon the conversion of any shares or shares of Series A Preferred. All shares of common stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of common stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the Market Price of such fraction on the date of conversion.

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

(l) REDEMPTION. The Series A Preferred shall be redeemable by the Corporation at any time at the rate of $1.00 per share plus accrued and unpaid dividends. The redemption price is payable in shares of the Corporation's common stock within 45 days after the delivery by the Corporation to each holder of Series A Preferred of a written redemption notice. If redeemed, each holder of redeemed Series A Preferred shall deliver to the Corporation the certificates evidencing the redeemed Series A Preferred. Upon receipt of the redemption notice, the holders of the Preferred Stock shall have 30 days to convert the Series A Preferred Stock into common stock at the conversion rate set forth in (c), above.

(m)      SINKING FUND.  No provision shall be made for any sinking fund.

(n) LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series A Preferred shall be entitled to receive $1.00 per share before the holders of common shares and any other class or series of preferred stock (other than a class or series created after the date hereof which is entitled to share ratably with the Series A Preferred in the payment of dividends or shall, in the event the amounts payable thereon in liquidation are not paid in full, be entitled to share ratably with the Series A Preferred in any other distribution of assets, which class or series is hereinafter referred to as "Pari Passu Stock") receive any amount as a result of liquidation, dissolution or winding up of the Corporation. If the assets to be distributed among the holders of the Series A preferred and any Pari Passu Stock are insufficient to permit the Corporation to pay the full amount of the liquidation preference, the Corporation shall distribute its assets among the holders of the Series A Preferred and Pari Passu Stock ratably based on the respective amounts otherwise payable to them. The purchase or redemption by the Corporation of stock of any class, in any number permitted by law, shall not for the purpose of this paragraph be regarded as a liquidation, dissolution or winding up of the Corporation. The Corporation shall not create, authorize, or issue any shares of stock, which are superior in preference to dividends or liquidation proceeds to the Series A Preferred.

(o) INVOLUNTARY LIQUIDATION. In the event of involuntary liquidation, the shares of this series shall be entitled to the same amounts as in the event of voluntary liquidation.

(p) PREFERENCE TO DIVIDEND. No dividends shall be declared or paid on the common stock of the Corporation before all accumulated dividends on the Series A Preferred Stock have been paid.

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(q)      OTHER  RESTRICTIONS.  There shall be no conditions or restrictions upon the creation of indebtedness of the Corporation, or any subsidiary or upon the creation of any other series of preferred stock with any other preferences.

(r) VOTING. (i) Each holder of shares of Series A Preferred shall be entitled to one vote per share of Series A Preferred (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. If any of the events described in (d), (e), or (f) above occur, the number of votes to which the holders of the Series A Preferred are entitled shall be adjusted, as appropriate, to preserve their voting power.

                  (ii) In addition to the voting rights set forth in (r)(i) above, the holders of Series A Preferred, voting together as a class, shall be entitled to elect two members of the Board of Directors at each meeting and pursuant to each consent of the Corporation's shareholders for the election of directors. In case of any vacancy of an office in the office of a director occurring among the directors elected by the holders of the Series A Preferred, the remaining director so elected by the holders of the Series A Preferred may elect a successor to hold the office for the unexpired term of the director whose place shall be vacant. Any director who shall have been elected by the holders of the Series A Preferred or any director so elected as provided in the preceding sentence hereof, may be removed during the aforesaid term of office, whether with or without cause, only by the affirmative vote of the holders of a majority of the Series A Preferred.

(s) STATED VALUE. The shares of Series A Preferred shall have a stated value of $1.00 per share.

(t) OTHER PREFERENCES. The shares of the Series A Preferred shall no other preferences, rights, restrictions, or qualifications, except as otherwise provided by law or the certificate of incorporation of the Corporation.

         FURTHER RESOLVED, that the statements contained in the foregoing resolution creating and designating the said series A Preferred Stock and fixing the number, powers, preferences and relative, optional,
         participating,   and  other  special  rights  and  the  qualifications,
         limitations, restrictions, and other distinguishing characteristics thereof shall, upon the effective date of said series, be deemed to be included in and be a part of the certificate or incorporation of the Corporation.


Signed on January ___, 2002




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